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                                                                    EXHIBIT 23.1


                 [Letterhead of Schwartz Levitsky Feldman llp]



                              ACCOUNTANTS' CONSENT


The Board of Directors
Paradigm Advanced Technologies, Inc.


We consent to the use of our audit report dated March 1, 2002 on the consolidated balance sheets of Paradigm Advanced Technologies, Inc. as at December 31, 2001 and 2000 and the consolidated statements of operations and deficit and cash flows for the years ended December 31, 2001 and 2000 included herein.

Toronto, Ontario
March 1, 2002


                                        /s/ Schwartz Levitsky Feldman llp
                                        ----------------------------------------
                                        Chartered Accountants